SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C.  20549

                              ________________


                                  FORM 8-K

                               CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15(D) OF THE

                       SECURITIES EXCHANGE ACT OF 1934


DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)    NOVEMBER 10, 1995

                               SUNAMERICA INC.

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


MARYLAND                           1-4618         86-0176061
(STATE OR OTHER JURISDICTION     (COMMISSION    (IRS EMPLOYER
     OF INCORPORATION)           FILE NUMBER)   IDENTIFICATION NO.)


1 SUNAMERICA CENTER
LOS ANGELES, CALIFORNIA                         90067-6022
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)        (ZIP CODE)


Registrant's telephone number, including
area code                                       (310) 772-6000

Item 2.     Acquisition or Disposition of Assets
            ------------------------------------
On November 10, 1995, SunAmerica Inc. ("SunAmerica") entered into a definitive agreement to acquire all of the outstanding stock of Ford Life Insurance Company ("Ford Life") from The American Road Insurance Company, a subsidiary of Ford Motor Company, for a total cash consideration of $172,500,000 (the "Purchase Price"). The Purchase Price was agreed to by the parties on an arms-length-basis. The acquisition was completed through one of SunAmerica's subsidiaries, SunAmerica Life Insurance Company, on February 29, 1996. Funds for the acquisition were provided from the working capital of SunAmerica Life Insurance Company.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
         ------------------------------------------------------------------

a) & b) It is impracticable to file updated financial statements and pro forma financial information at this time. SunAmerica expects the updated financial information to be available within the next 60 days.

c) On December 12, 1995 SunAmerica filed a Form 8-K relating to the above described acquisition. The Stock Purchase Agreement between The American Road Insurance Company and SunAmerica Inc., dated as of November 10, 1995, was filed on December 12, 1995. Financial information for Ford Life (including audited balance sheets at December 31, 1993 and 1994, audited income statements for the years ended December 31, 1992, 1993 and 1994, an unaudited balance sheet at September 30, 1995 and an unaudited income statement for the nine months ended September 30, 1995) were filed on December 12, 1995. Pro forma financial information, giving effect to the acquisition as if it occurred on September 30, 1995, for purposes of the pro forma balance sheet, and as if it occurred on October 1, 1994, for purposes of the proforma income statement, was filed on December 12, 1995. All other required exhibits will be filed with the financial information.




                                 SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    SUNAMERICA INC.



Date:   March 15, 1996              By: /s/ SCOTT L. ROBINSON
                                        -----------------------------
                                        Scott L. Robinson
                                        Senior Vice President
                                          and Controller